Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-3 No. 333-187273) of Sunshine Heart, Inc.;

(2)         Registration Statement (Form S-8 No. 333-183924) pertaining to Sunshine Heart, Inc. Amended and Restated 2002 Stock Plan;

(3)         Registration Statement (Form S-8 No. 333-183925) pertaining to the Sunshine Heart, Inc. Second Amended and Restated 2011 Equity Incentive Plan;

(4)         Registration Statement (Form S-8 No. 333-188935) pertaining to the Sunshine Heart, Inc. 2013 Non-Employee Directors’ Equity Incentive Plan; and

(5)         Registration Statement (Form S-8 No. 333-190499) pertaining to the Sunshine Heart, Inc. New-Hire Equity Incentive Plan of our reports dated March 12, 2014, with respect to the consolidated financial statements of Sunshine Heart, Inc. included in this Annual Report (Form 10-K) of Sunshine Heart, Inc. and subsidiaries for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
March 14, 2014